1996 STOCK OPTION PLAN FOR PIONEER RAILCORP

     This Stock Option Plan is made as of June 26, 1996 by Pioneer Railcorp.

                                    Recitals

A. The Company desires to attract, retain and motivate employees of the Company whose efforts contribute to the success of the Company. This Plan is intended to reward such employees by providing the opportunity to acquire or increase the proprietary interest of such employees in the Company.

B. This Plan has been approved by the shareholders of the Company and by the Board.

C. The options granted under this Plan to employees (other than the CEO) are intended to be "incentive stock options" within the meaning of Code Section 422 (the Plan also includes non-employee directors, whose options may not qualify as "incentive stock options"). Options granted to the CEO are not intended to be "incentive stock options."

                                   Agreements

Now therefore it is agreed as follows:

                             Article I - Definitions


As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)   "Board" shall mean the Board of Directors of the Company.

(b)   "Company" shall mean Pioneer Railcorp.

(c) "Fair Market Value" shall mean the lower of the closing bid price on the NASDAQ, or the closing price on the Chicago Stock Exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales. The Fair Market Value of the Stock on June 26, 1996 is $2.75 per share which is the closing bid price on NASDAQ.

(d) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article V hereof.

(e) "Optionee" shall mean an employee to whom an Option has been granted hereunder (or, where applicable, to a non-employee "outside" director to whom an Option has been granted hereunder).

(f) "Plan" shall mean the 1996 Stock Option Plan for Pioneer Railcorp, the terms of which are set forth herein.

(g) "Stock" shall mean the Class A Common Stock of the Company, or in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

(h) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

(i) "Ten Percent Shareholder" shall mean an individual who owns stock of the Company possessing more than 10 percent of the total combined voting power of all classes of stock of the Company within the meaning of Code Section 422 (b)(6).

(j) "CEO" shall mean the Chief Executive Officer designated by the Board of Directors, currently Guy L. Brenkman.

                            Article II- Participants

Any employee (or outside director) of the Company or of a subsidiary of the Company shall be eligible to participate in the Plan. The Board may grant Options to any eligible person in accordance with such determinations as the Board from time to time in its sole discretion shall make. Options may be granted to eligible persons in the following groups:

     Group                          Maximum Option Shares
     -----                          ---------------------

     CEO                                     80,000

     Executive Group                         80,000

     Non-Executive Director Group            25,000

     Employee Group                         222,000





                           Article III- Administration

3.1 Duties and powers of the Board. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan.

3.2 Company assistance. The Company shall supply full and timely information to the Board on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

                  Article IV - Shares of Stock Subject to Plan

4.1 Limitations. The number of shares of Stock which may be issued and sold hereunder shall not exceed 407,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

 4.2 Options and awards granted under Plan. Shares of stock with respect to which an Option granted hereunder shall have been exercised, shall not again be available for Option hereunder.

4.3 Reorganization. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend:

    (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately; and

    (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests.



                               Article V - Options

5.1 Option grant and agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Board and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

5.2 Option price. The per share Option price of the Stock subject to each Option shall be determined by the Board, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted. The foregoing notwithstanding, if the Optionee is a Ten Percent Shareholder, the Option price per share shall not be less that 110% of the Fair Market Value of the Stock on the date the Option is granted, however, the Options granted to the CEO are not intended to be "incentive stock options" and his Option price will be equal to the Fair Market Value of the Stock on the date of grant.

5.3 Option exercise. (a)The Options will be fully vested and exercisable as of July 1, 2001. The vesting and exercise date of the Options will be accelerated to the 10th consecutive business day that the Company stock trades at a price of at least $4.50 greater than the price of the Company stock on the close of business on June 26, 1996. Vested Options may be exercised in whole or in part within 10 years from the date of grant, provided, however, that the aggregate Fair Market Value of Stock (as determined as of the date of grant) which first becomes exercisable with respect to any employee Optionee, other than the CEO, in any calendar year may not exceed $100,000, regardless of the date the Option is granted.

If the Optionee is a Ten Percent Shareholder, any Option must be exercised, if at all, within five years from date of grant (excluding the CEO, whose Options are not intended to be " incentive stock options).

(b) Options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Illinois, and payment in cash to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is the being exercised.

5.4 Nontransferability of Option. No Option shall be transferred by an Optionee other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee.

5.5 Effect of death of other termination of employment. (a) Upon termination of an Optionee's employment with the Company or subsidiary for any reason other than death, the Optionee may, for a period of six months thereafter, exercise any Options which were exercisable by the Optionee on the date of termination. Any Options not so exercised shall terminate.

    (b) If an Optionee dies while in the employ of the Company or subsidiary, the Optionee's estate shall receive a pro-rata number of Options, based upon the time the employee worked under the plan. The amount pro-rated will be 20% per each year of service, rounding up to each year (i.e. 1 year and 1 month service will be equal to 2 years vesting or 40%). The executor or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to exercise the Optionee's Options to the extent that it was exercisable by the Optionee at the date of termination of employment by death.

    (c) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as shareholder. Any Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                         Article VI - Stock Certificates

The Company shall not be required to issue or deliver any certificate of shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

    (b) The completion of any registration or other qualifications of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary of advisable;

    (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall in its sole discretion determine to be necessary or advisable; and

    (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

                             Article VII - Directors

This Plan shall also apply to outside directors of the Company, even though the grant of an Option to an outside director will not be an "incentive stock option" under Code Section 422. For Options granted to outside directors hereunder, the provisions of this Plan shall apply to directors and shall be interpreted in a manner as though the directors were employees.


        Article VIII - Termination, Amendment, and Modifications of Plan

The Board may at any time terminate and may at any time and from time to time and in respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the majority of the shareholders of the Company may:

    (a)  Increase the total number of shares of Stock subject to the Plan;

    (b)  Change the manner of determining the Option price;

    (c)  Withdraw the administration of the Plan from the Board; and

provided further, that no termination, amendment, or modification of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the Optionee or permitted transferee of the Option.


                           Article IX - Miscellaneous

9.1 Employment. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company.

9.2 Other compensation plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.

9.3 Plan binding on successors. The Plan shall be binding upon the successors and assigns of the Company.

9.4 Partial invalidity. If any term or provision of this Plan shall be declared invalid or unenforceable, all other terms and provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

9.5 Singular, plural; gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.6 Headings, etc., no part of plan. Headings of Articles and Section hereof are inserted for convenience and reference; they constitute no part of the Plan.



                              PIONEER RAILCORP



                           By: Pioneer Railcorp Board of Directors

                           Dated: June 26, 1996